SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): December 31, 2003

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-13927 (Commission File Number)	86-0765798 (I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona (Address of principal executive offices)		85012 (Zip Code)

Registrant’s Telephone Number, Including Area Code:		(602) 265-9200

SIGNATURE
Exhibit Index
Exhibit 99.1
Exhibit 99.2

Item 5. Other Events.

     On December 31, 2003, CSK Auto Corporation issued a press release announcing the occurrence of the consent date in connection with CSK Auto, Inc.’s tender offer and consent solicitation for CSK Auto, Inc.’s 12% Notes and the tenders of notes and deliveries of related consents from holders of the 12% Notes to date. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this current report on Form 8-K.

     On January 2, 2004, CSK Auto Corporation issued a press release announcing the consideration to be paid in connection with CSK Auto, Inc.’s tender offer and consent solicitation for CSK Auto, Inc.’s 12% Notes. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this current report on Form 8-K.

Item 7. Exhibits.

     99.1 Press Release of CSK Auto Corporation, dated December 31, 2003

     99.2 Press Release of CSK Auto Corporation, dated January 2, 2004

Item 9. Regulation FD Disclosure.

     On December 31, 2003, CSK Auto Corporation issued a press release announcing the occurrence of the consent date in connection with CSK Auto, Inc.’s tender offer and consent solicitation for CSK Auto, Inc.’s 12% Notes and the tenders of notes and deliveries of related consents from holders of the 12% Notes to date. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this current report on Form 8-K.

     On January 2, 2004, CSK Auto Corporation issued a press release announcing the consideration to be paid in connection with CSK Auto, Inc.’s tender offer and consent solicitation for CSK Auto, Inc.’s 12% Notes. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.2 to this current report on Form 8-K.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation

	By:	/s/ DON W. WATSON Don W. Watson Senior Vice President Chief Financial Officer and Treasurer

DATED: January 5, 2004

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Exhibit Index

99.1	Press Release of CSK Auto Corporation, dated December 31, 2003

99.2	Press Release of CSK Auto Corporation, dated January 2, 2004

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